UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 1, 2020

3D SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34220	95-4431352
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

333 Three D Systems Circle Rock Hill, South Carolina	29730
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:   (803) 326-3900

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	DDD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2020, in the context of proactive measures being taken in response to the impacts of COVID-19, the Compensation Committee of the Board of Directors (the “Board”) of 3D Systems Corporation (the “Company”) approved a voluntary temporary reduction of 10% in the salaries of its executive officers, including its named executive officers (“NEOs”), effective immediately and until such later time as reinstated by the Compensation Committee. It is the understanding and intention of the Compensation Committee that these temporary reductions do not and will not reduce a terminated NEO’s potential severance related award.

Item 8.01. Other Events.

In response to COVID-19, the non-employee directors of the Company also have elected to reduce their annual cash fees, committee chair fees and meeting fees by 10%, effective April 1, 2020 and until such time as reinstated by the Corporate Governance and Nominating Committee of the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

3D SYSTEMS CORPORATION
Date: April 6, 2020
By: /s/ Andrew M. Johnson
(Signature)
Name: Andrew M. Johnson
Title: Executive Vice President, Chief Legal Officer and Secretary